Exhibit (h)(3)(i)

SCHEDULE A

DATED AS OF MARCH 31, 2015

TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Transamerica Arbitrage Strategy	1.25%	March 1, 2016
Transamerica Asset Allocation – Conservative Portfolio	0.45%	March 1, 2016
Transamerica Asset Allocation – Growth Portfolio	0.45%	March 1, 2016
Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	March 1, 2016
Transamerica Asset Allocation – Moderate Portfolio	0.45%	March 1, 2016
Transamerica Bond	0.71%	March 1, 2016
Transamerica Capital Growth	1.20%	March 1, 2016
Transamerica Commodity Strategy	0.94%	March 1, 2016
Transamerica Concentrated Growth	0.95%	March 1, 2016
Transamerica Core Bond	0.60%	March 1, 2016
Transamerica Developing Markets Equity	1.45%	March 1, 2016
Transamerica Dividend Focused	0.90%	March 1, 2016
Transamerica Emerging Markets Debt	1.00%	March 1, 2016
Transamerica Emerging Markets Equity	1.50%	March 1, 2016
Transamerica Enhanced Muni	0.71%*	March 1, 2016
Transamerica Event Driven	1.35%	March 31, 2016
Transamerica Flexible Income	0.85%	March 1, 2016
Transamerica Floating Rate	0.80%	March 1, 2016
Transamerica Global Bond	0.75%	March 1, 2016
Transamerica Global Equity	1.10%	March 1, 2016
Transamerica Global Multifactor Macro	1.50%	March 1, 2016
Transamerica Global Real Estate Securities	N/A	March 1, 2016
Transamerica Growth	N/A	March 1, 2016
Transamerica Growth Opportunities	1.40%	March 1, 2016
Transamerica High Yield Bond	0.95%	March 1, 2016
Transamerica High Yield Muni	0.76%*	March 1, 2016
Transamerica Income & Growth	0.93%	March 1, 2016
Transamerica Inflation Opportunities	0.75%	March 1, 2016
Transamerica Intermediate Bond	0.55%	March 1, 2016
Transamerica International Equity	1.10%	March 1, 2016
Transamerica International Equity Opportunities	N/A	March 1, 2016
Transamerica International Small Cap	1.27%	March 1, 2016
Transamerica International Small Cap Value	1.22%	March 1, 2016
Transamerica Large Cap Value	0.95%	March 1, 2016
Transamerica Long/Short Strategy	1.59%	March 1, 2016
Transamerica Managed Futures Strategy	1.45%	March 1, 2016
Transamerica Mid Cap Growth	1.05%	March 1, 2016
Transamerica Mid Cap Value	1.05%	March 1, 2016
Transamerica Mid Cap Value Opportunities	0.95%	March 1, 2016
Transamerica MLP & Energy Income	1.35%	March 1, 2016
Transamerica Money Market	0.48%	March 1, 2016
Transamerica Multi-Managed Balanced	1.20%	March 1, 2016
Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	March 1, 2016
Transamerica Opportunistic Allocation	0.95%	March 1, 2016
Transamerica Short-Term Bond	0.80%	March 1, 2016
Transamerica Small Cap Core	1.05%	March 1, 2016
Transamerica Small Cap Growth	1.15%	March 1, 2016
Transamerica Small Cap Value	1.15%	March 1, 2016
Transamerica Small/Mid Cap Value	1.15%	March 1, 2016
Transamerica Strategic High Income	0.95%	March 1, 2016
Transamerica Tactical Allocation	0.85%	March 1, 2016
Transamerica Tactical Income	0.67%	March 1, 2016

Transamerica Tactical Rotation	0.85%	March 1, 2016
Transamerica Total Return	N/A	March 1, 2016
Transamerica Unconstrained Bond	0.95%	March 1, 2016
Transamerica US Growth	1.17%	March 1, 2016
*	0.10% of the 0.25% 12b-1 fee for Class A shares and 0.25% of the 1.00% 12b-1 fee for Class C shares will be contractually waived through March 1, 2016.

FUND NAME	CLASS R1	CLASS R6	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH
Clear Track 2015	1.20%	0.55%	March 1, 2016
Clear Track 2020	1.20%	0.55%	March 1, 2016
Clear Track 2025	1.20%	0.55%	March 1, 2016
Clear Track 2030	1.20%	0.55%	March 1, 2016
Clear Track 2035	1.20%	0.55%	March 1, 2016
Clear Track 2040	1.20%	0.55%	March 1, 2016
Clear Track 2045	1.20%	0.55%	March 1, 2016
Clear Track 2050	1.20%	0.55%	March 1, 2016
Clear Track Retirement Income	1.20%	0.55%	March 1, 2016

SCHEDULE B

DATED AS OF MARCH 31, 2015

TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Clear Track 2015
Clear Track 2020
Clear Track 2025
Clear Track 2030
Clear Track 2035
Clear Track 2040
Clear Track 2045
Clear Track 2050
Clear Track Retirement Income
Transamerica Arbitrage Strategy
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Bond
Transamerica Capital Growth
Transamerica Commodity Strategy
Transamerica Concentrated Growth
Transamerica Core Bond
Transamerica Developing Markets Equity
Transamerica Dividend Focused
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Enhanced Muni
Transamerica Event Driven
Transamerica Flexible Income
Transamerica Floating Rate
Transamerica Global Bond
Transamerica Global Equity
Transamerica Global Multifactor Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica High Yield Muni
Transamerica Income & Growth
Transamerica Inflation Opportunities
Transamerica Intermediate Bond
Transamerica International Equity
Transamerica International Equity Opportunities
Transamerica International Small Cap
Transamerica International Small Cap Value
Transamerica Large Cap Value
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Growth
Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica MLP & Energy Income
Transamerica Money Market
Transamerica Multi-Managed Balanced
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Opportunistic Allocation
Transamerica Small Cap Core
Transamerica Small Cap Growth
Transamerica Small Cap Value

Transamerica Small/Mid Cap Value
Transamerica Strategic High Income
Transamerica Tactical Allocation
Transamerica Tactical Income
Transamerica Tactical Rotation
Transamerica Total Return
Transamerica Unconstrained Bond
Transamerica US Growth